SECURITY AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                       FORM  8-K


                                     Current Report

          Pursuant to Section 13 or 15(d) of the Security Exchange Act of 1934

            Date of  Report (Date of earliest event reported): March 24, 1998


                                   AVX Corporation

                                       Delaware
                    (state or other jurisdiction of incorporation)



      	1-10431                		33-0379007

          (Commission File No.)          	(I.R.S. Employer Identification No.)


                                801 17th Avenue South
                         Myrtle Beach, South Carolina 29577
                        (Address Principle Executive Offices)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (803) 448-9411


                                      N.A.

           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)







ITEM 5. OTHER EVENTS

	AVX Corporation announced today the proposed acquisition of the Passive Component businesses of Thomson SA. The businesses include film capacitors, ferrites, high energy and high voltage power capacitors, ceramic capacitors, varistors and non-linear resistors. Annual sales for last year for these businesses were approximately
$135 million. The operations to be purchased by AVX include plants in Malaysia, Taiwan, Brazil and France.



	Pursuant to French law and practice, the fact that AVX Corporation and Thomason SA are in discussions concerning the possible acquisition of Thomason SA's Passive Component businesses has been disclosed to the Works Council in France. However, any acquisition will be subject to the negotiation of a definitive acquisition agreement and satisfaction of any conditions set forth in such agreement.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
	(a) Financial Statements of Business acquired.

None.
	(b) Pro Forma Financial Information

None

	(c) Exhibits
	99.0	Press Release, dated March 24, 1998 relating to the
         acquisition of Thomson SA's	Passive Component businesses.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on his behalf by the undersigned hereunto duly authorized.


		AVX Corporation

		by:  /s/    DONALD B. CHRISTIANSEN
                            ---------------------
                            Donald B. Christiansen

		Chief Financial Officer, Senior Vice President and Treasurer
  Date: March 26, 1998